Exhibit 16.1

Deloitte & Touche LLP
Suite 900
600 Renaissance Center
October 1, 2008	Detroit, MI 48243-1895
USA

Tel : +1 313 396 3000
Fax : +1 313 396 3618
www.deloitte.com
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of the Form 8-K dated September 25, 2008 of DTE Energy Company and The Detroit Edison Company, and have the following comments:
1.	We agree with the statements made in the first through fifth paragraphs.
2.	We have no basis on which to agree or disagree with the statements made in the sixth paragraph.
Yours truly,
\s\ Deloitte & Touche LLP